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                                                                Exhibit (j)(iii)


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 10, 1999, relating to the financial statements and financial highlights which appears in the September 30, 1999 Annual Report to Shareholders of SunAmerica Equity Funds, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York
November 12, 2001